As filed with the Securities and Exchange Commission on February 19, 2016

Registration No. 333-172233

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware	27-3819646
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

CoolBrands International Inc. 2002 Stock Option Plan
(Full Title of the Plan)

Richard L. Handley
c/o Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida 33301
(Name and Address of Agent for Service)

(203) 682-8331
(Telephone number, including area code, of agent for service)

With a copy to:

Edward L. Ristaino
Akerman LLP
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, FL 33301
(954) 463-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-172233) (the "Registration Statement") filed with the Securities and Exchange Commission by Swisher Hygiene Inc. (the "Registrant"), on February 14, 2011, with respect to the offer and sale of up to 88,0001 shares of the Registrant’s common stock, par value $0.001 per share (the "Common Stock"), issuable pursuant to the CoolBrands International Inc. 2002 Stock Option Plan (the "Plan"). The Registrant's Board of Directors terminated the Plan on February 19, 2016 and no equity awards previously subject to the Plan remain outstanding. This Post-Effective Amendment No. 1 is being filed to remove from registration all securities that were included in the Registration Statement but remain unsold under the Registration Statement.

________________________________________________________
1 Reflects the Registrant's 1:10 reverse stock split, which was effective on June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 19, 2016.

SWISHER HYGIENE INC.

By:	/s/ William M. Pierce
Name: William M. Pierce
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-174072) has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:

/s/ WILLIAM M. PIERCE	Date: February 19, 2016
William M. Pierce
President and Chief Executive Officer

Principal Financial Officer and Principal Accounting Officer:

/s/ WILLIAM T. NANOVSKY	Date: February 19, 2016
William T. Nanovsky
Chief Financial Officer

Directors of the Company:

/s/ RICHARD L. HANDLEY	Date: February 19, 2016
Richard L. Handley

/s/WILLIAM M. PIERCE	Date: February 19, 2016
William M. Pierce

/s/WILLIAM D. PRUITT	Date: February 19, 2016
William D. Pruitt

/s/DAVID PRUSSKY	Date: February 19, 2016
David Prussky

/s/ JOSEPH BURKE	Date: February 19, 2016
Joseph Burke